Exhibit 10.1

ACI WORLDWIDE, INC.

2016 Equity and Performance Incentive Plan

(Approved by the Stockholders June 14, 2016)

1. PURPOSE. The purpose of the 2016 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees for ACI Worldwide, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. DEFINITIONS. As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b) “Award” means any Option, Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards granted under this Plan.

(c) “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(d) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(e) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(f) “CIC Agreement” means a Change-in-Control Employment Agreement that the Company may, as determined by the Board, enter into with certain Participants from time to time.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h) “Common Shares” means the shares of Class A Common Stock, par value $.005 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(i) “Company” means ACI Worldwide, Inc., a Delaware corporation formerly known as Transaction Systems Architects, Inc.

(j) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code or any successor provision.

(k) “Date of Grant” means the date specified by the Board on which a grant of any Award under this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(o) “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and Other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of, or growth in, one or more of the following criteria, or any derivative thereof:

1.	cash flow/net assets ratio;

2.	debt/capital ratio;

3.	return on total capital;

4.	return on equity;

5.	earnings per share;

6.	revenue;

7.	total return to stockholders (which may be measured by stock price);

8.	backlog;

9.	contribution margins;

10.	sales;

11.	bookings;

12.	contract value

13.	operating income; and

14.	earnings before interest, taxes, depreciation and amortization.

The Board may specify that such performance measures shall be adjusted to exclude any one or more of (i) nonrecurring or unusual items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(q) “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(r) “Market Value per Share” means, as of any particular date, (i) the closing sale price (price for last trade) per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then-traded on such principal exchange, the NASDAQ Global Select Stock Market, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(s) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(t) “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option.

(u) “Option Price” means the purchase price payable on exercise of an Option.

(v) “Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(w) “Other Award” means an award or bonus granted under Section 10 of this Plan.

(x) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non- Employee Director who receives an Award under this Plan.

(y) “Performance Period” means, in respect of a Performance Share or Performance Unit or Qualified Performance-Based Award, a period of time established pursuant to Section 8 or Section 9, respectively, of this Plan within which the Management Objectives relating to such Performance Share, Performance Unit or Qualified Performance-Based Award are to be achieved.

(z) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 or Section 9 of this Plan.

(aa) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 or Section 9 of this Plan.

(bb) “Plan” means this ACI Worldwide, Inc. 2016 Equity and Performance Incentive Plan, as amended.

(cc) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for a Section 162(m) Exemption, and is made subject to the performance of certain Management Objectives, or (ii) an Option or Appreciation Right.

(dd) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ee) “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion) and other restrictions on transfer, as provided in Section 7 or Section 9 of this Plan.

(ff) “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(gg) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code or any successor provision thereto.

(hh) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Options are surrendered in payment of the Option Price of other Options, over the Option Price or Base Price provided for in the related Option or Appreciation Right, respectively.

(ii) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “ Subsidiary ” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

3. SHARES AVAILABLE UNDER THE PLAN; INDIVIDUAL PARTICIPANT LIMITS

(a) Number of Shares. Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the maximum number of Common Shares that may be issued or transferred to Participants and their beneficiaries in connection with Awards granted under the Plan shall be equal to the sum of: (i) 8,000,000 Common Shares plus any shares described in Section 3(b), and (ii) any Common Shares that are represented by options granted under the Company’s 2005 Equity and Incentive Plan (the “Prior Plan”) which are forfeited, expire or are canceled without delivery of Common Shares or which result in the forfeiture or relinquishment of Common Shares back to the Company. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) Share Calculation.

(i) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Common Shares subject to the Award will again be available for issuance pursuant to Awards granted under this Plan.

(ii) Common Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under this Plan.

(iii) Shares surrendered or relinquished upon the payment of any Option Price for Options granted under this Plan or the Prior Plan by transfer to the Company of Common Shares or upon satisfaction of any withholding amount will again be available for issuance pursuant to Awards granted under this Plan.

(iv) The number of shares available in Section 3(a) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Common Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(v) If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

(c) Individual Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 12 of this Plan:

(i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 8,000,000 Common Shares;

(ii) no Participant will be granted Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Awards under this Plan, in the aggregate, for more than 3,000,000 Common Shares during any calendar year; and

(iii) notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $9,000,000.

(d) Exclusion from Minimum Vesting Requirements. Notwithstanding anything in this Plan to the contrary, up to 5% of the available Common Shares, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 or Section 5 of this Plan that do not at grant comply with the applicable one-year minimum vesting period requirements set forth in such sections of this Plan.

4. OPTIONS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Type of Options and Eligibility. Options granted under this Plan may be (i) Incentive Stock Options (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(b) Number of Shares. Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(c) Exercise Price. Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(d) Exercise Terms and Expiration. An Option will be exercisable in accordance with such terms and conditions and during such periods established by the Board and set forth in the Award Agreement; provided, however, no Option will be exercisable more than 10 years from the Date of Grant.

(e) Special Terms for Incentive Stock Options.

(i) Notwithstanding anything contained herein to the contrary, the aggregate Market Value per Share with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary) shall not exceed $100,000 or such other limit set forth in the Code, as amended.

(ii) No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is at least 110% of the Market Value per Share (determined as of the time the Incentive Stock Option is granted) of Common Shares subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the Date of Grant.

(iii) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(f) Payment.

(i) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(f)(ii)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(ii) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Nonqualified Stock Option may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(f)(ii), the Common Shares received upon the exercise of the Options will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (A) the number of shares or Performance Shares, (B) the Spread of any unexercisable portion of Options, or (C) the stated value of Performance Units.

(iii) The Board reserves the discretion at or after the Date of Grant to provide for (a) the payment of a cash bonus at the time of exercise; (b) the availability of a loan at exercise; and (c) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(iv) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(g) General.

(i) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable; provided, however, except as otherwise described in Section 3(d) of this Plan and this subsection, no Options may become exercisable sooner than the first anniversary of the Date of Grant of such Options. A grant of Options may provide for the earlier exercise of such Options in the event of the termination of the Optionee’s employment for any reason or a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(iii) The exercise of an Option will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(iv) Any grant of Options may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Award Agreement. Each grant of Options will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. APPRECIATION RIGHTS.

(a) Types of Appreciation Rights. The Board may authorize the granting of (i) Tandem Appreciation Rights in respect of Options granted hereunder to any Optionee, and (ii) Free-Standing Appreciation Rights to any Participant. Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(b) Tandem Appreciation Rights. A “Tandem Appreciation Right” will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(i) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation.

(c) Free-Standing Appreciation Rights. A “Free-Standing Appreciation Right” will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(d) Payment.

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e) General.

(i) Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided however, except as otherwise described in Section 3(d) of this Plan or this subsection, no grant of Appreciation Rights may become exercisable sooner than first anniversary of the Date of Grant of such Appreciation Rights. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, in the event of the termination of the Participant’s employment for any reason or a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(ii) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(iii) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(f) Award Agreement. Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Options (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

6. RESTRICTED STOCK. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a) Ownership. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Consideration. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Substantial Risk of Forfeiture.

(i) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(ii) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(d) General.

(i) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(ii) Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(e) Award Agreement. Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7. RESTRICTED STOCK UNITS. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions.

(a) Payment.

(i) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(ii) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(b) Restriction Period.

(i) Each such grant or sale will be subject to a Restriction Period, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(ii) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(c) Award Agreement. Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a) Shares and Units. Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b) Performance Period. The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, commencing with the Date of Grant as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a change in control of the Company, as may be defined in an Award Agreement or CIC Agreement.

(c) Achievement of Management Objectives. Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Payment.

(i) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.

(ii) Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(iii) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(e) Award Agreement. Each grant of Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may authorize the grant or sale of any Award available under this Plan to Non-Employee Directors, from time to time, upon such terms and conditions as it may determine and subject to the terms and conditions pertaining to the type of Award granted, as described in this Plan.

(a) Payment for Options. Options may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least six months, or in a combination of cash and such Common Shares.

(b) Employee Status. If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Options held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(c) Director Compensation Substitution. Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(d) Award Agreement. Each grant of Awards pursuant to this Section 9 will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

10. OTHER AWARDS.

(a) Other Awards. The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified

Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash Awards. Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c) Share Bonus. The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11. TRANSFERABILITY.

(a) Limits on Transferability. Except for transfers of Awards to the Company pursuant to Section 4(f)(ii), or as provided in Section 11(b) below, no Option, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Except as otherwise determined by the Board, Options and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and / or court supervision.

(b) Beneficiary Designations.

(i) Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(ii) Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(c) Additional Restrictions on Transfer. The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12. ADJUSTMENTS.

(a) Outstanding Awards. The Board shall make or provide for such adjustments in the number of Common Shares covered by outstanding Options, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Options and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, reclassification or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

(b) Share Limitations. The Board shall also make or provide for such adjustments in the number and kind of Common Shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. ADMINISTRATION OF THE PLAN.

(a) Board or Committee. This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time; provided, however, such committee shall consist of two or more members of the Board, all of whom shall qualify as an “outside director” pursuant to Section 162(m) of the Code and a “Non-Employee Director.” To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) Interpretation and Construction. The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) Delegation. The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of Awards under this Plan; and (b) determine the size of any such Awards; provided, however , that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 11 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d) No Other Awards. The terms of the Plan govern all Awards granted under the Plan, and in no event will the Board have the power to grant any Award under the Plan that is contrary to any of the provisions of the Plan.

17. AMENDMENTS.

(a) Right to Amend the Plan. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market’s National Market or, if the Common Shares are not traded on the NASDAQ Stock Market’s National Market, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b) No Re-Pricing of Options or Appreciation Rights. The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option Price or any outstanding Appreciation Right to reduce the Base Price. Furthermore, no Option or Appreciation Right will be exchanged for cash or cancelled and replaced with Awards having a lower Option Price or Base Price, as applicable, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c) Amendments to Awards. The Board may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any holder without his or her consent.

18. ACCELERATION OF VESTING UPON TERMINATION OF EMPLOYMENT. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of an unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option, Appreciation Right or Other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

19. GOVERNING LAW. The Plan and all Awards, grants and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. TERMINATION OF THE PLAN. The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company. The Board may, in its discretion, terminate this Plan at any time. No grant will be made under this Plan after June 14, 2026, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

21. PROVISIONS APPLICABLE TO ALL AWARDS.

(a) Dividends and Dividend Equivalents.

(i) The Board may, at or after the Date of Grant of an Award (other than Incentive Stock Options), provide the Participant the right to receive dividends or dividend equivalents which may be either paid on a current, deferred or contingent basis or credited to an account for the Participant.

(ii) With respect to Restricted Stock, the Board may require that any or all dividends or other distributions paid thereon during the period of time for which such Restricted Stock is subject to substantial risk of forfeiture or other transfer restriction be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Restricted Stock.

(iii) Any dividends or dividend equivalents may be settled in cash, Common Shares or a combination of both as determined in the Board’s sole discretion.

(b) Deferrals. The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c) Surrender or Deferral of Compensation. The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) Qualified Performance-Based Awards.

(i) The provisions of the Plan are intended to ensure that all Options and Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the Option Price or Base Price of such Award is not less than the Market Value per Share on the Date of Grant. In addition to Performance Shares and Performance Units, when granting any other Award, the Board may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Board wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Board shall establish Management Objectives for such Award within the time period prescribed by Section 162(m) of the Code.

(ii) Each Qualified Performance-Based Award (other than an Option or Appreciation Right shall be earned, vested and payable (as applicable) only upon the achievement of the Management Objectives established by the Board, together with the satisfaction of any other conditions as the Board may determine to be appropriate.

(iii) The Board may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of the Management Objectives will be waived upon the death or disability of the Participant, or upon a change in control of the Company, as may be defined in the Award Agreement or CIC Agreement.

(iv) Any payment of a Qualified Performance-Based Award granted with Management Objectives pursuant to this Plan shall be conditioned on the written certification of the Board in each case that the Management Objectives and any other material conditions were satisfied.

(v) Sections 3(c)(ii) and (iv) set forth the maximum number of Common Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

(vi) Any grant of an Award intended to qualify as a Qualified Performance-

Performance-based Award will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of shares or units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of a Qualified Performance-based Award will specify that, before the Qualified Performance-based Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(e) Change in Control. The Board may provide in an Award Agreement or CIC Agreement for provisions relating to a “change in control” of the Company (as such term is defined in the Award Agreement or CIC Agreement), including without limitation the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award.

(f) Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, violation of ethical codes or other codes of conduct, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

22. GENERAL PROVISIONS.

(a) No Rights to Awards; Non Uniform Awards. No Participant or any eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries nor the Board is obligated to treat Participants or eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).

(b) No Exercises Contrary to Law. No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(c) No Right to Employment. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d) Authorized Leaves. Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(e) No Rights as a Stockholder. No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f) Conflicts. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

(g) Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

(h) Successors and Assigns. The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

(i) Severability. If any provision of the Plan or any Award Agreement or CIC Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Award Agreement or CIC Agreement, and the Plan and each Award Agreement and CIC Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

(j) No Strict Construction. No rule of strict construction shall be applied against the Company or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any CIC Agreement or any Award granted under the Plan, or any rule, regulation or procedure established by the Board.